UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2018

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Mailing Address)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 22, 2018, Town Sports International Holdings, Inc. (the “Company” or “TSI Holdings”), entered into an asset purchase agreement (the “APA”) by and among the buyer entities as set forth in the APA, which are newly formed subsidiary entities of the Company (the “Buyers”), TW Holdings, Inc. (“Total Woman”), SPAD Holdings, LLC (“SPAD”), TW Glendale, Inc. (“Glendale”), TW Westlake Village, Inc. (“Westlake” and together with Total Woman, SPAD and Glendale, collectively referred to herein as the “Sellers”), and Total Woman Franchising, Inc. Pursuant to the APA, at the closing of the transaction, the Company, through the Buyers, will purchase substantially all of the assets used in the business of the Sellers and assume certain liabilities of the Sellers, as set forth in the APA (the “Acquisition”).

As consideration for the Acquisition, the Sellers will receive a purchase price of Eight Million Dollars ($8,000,000) in cash subject to certain adjustments set forth in the APA (the “Purchase Price”) on the closing date of the Acquisition (the “Closing Date”), $800,000 of which will remain in escrow for one year as an indemnity fund, subject to certain closing adjustments. The Purchase Price excludes the assumption of certain liabilities.

The Acquisition is subject to a number of closing conditions that must be satisfied prior to the Closing Date, as detailed in the APA. The Acquisition is expected to close on or before April 3, 2018, however, there is no assurance that the Acquisition will close. The APA contains customary representations by the Sellers and the Buyers, as well as other customary provisions for a transaction of this nature.

The APA has been included to provide investors with information regarding the terms of the Acquisition. The APA is not intended to provide any other factual information about the Company, the Buyers, the Sellers or their respective subsidiaries or affiliates.

The foregoing description of the APA is qualified in its entirety by reference to the full text of the APA, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 22, 2018, the Company issued a press release relating to entering into the APA. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of February 22, 2018.

99.1	Press Release, dated as of February 22, 2018.

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Dated: February 22, 2018	By:	/s/ Carolyn Spatafora
		Name:	Carolyn Spatafora
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of February 22, 2018.

99.1	Press Release, dated as of February 22, 2018.

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.